UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

THE BEAR STEARNS COMPANIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-8989	13-3286161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

383 Madison Avenue, New York, New York	10179
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:    (212) 272-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 22, 2006, we issued $1,000,000,000 aggregate principal amount of our 5.55% Subordinated Global Notes due January 22, 2017 (the "Notes") pursuant to a prospectus supplement dated November 15, 2006 to the prospectus dated August 16, 2006, forming part of our automatic registration statement on Form S-3 (Registration No. 333-136666), each as filed with the Securities and Exchange Commission (collectively, the “Registration Statement”). We sold the Notes at a price to the public of $996,020,000 in the aggregate pursuant to an underwriting agreement, dated as of November 15, 2006 (the “Underwriting Agreement”), between us, and Bear, Stearns & Co. Inc. and Bear, Stearns International Limited, as co-lead managers of the several underwriters named in Schedule I to the Underwriting Agreement. The Notes were sold to the underwriters at an aggregate price of $991,520,000. The Notes were issued under the subordinated debt indenture, dated as of November 14, 2006 (the “Indenture”), between us and The Bank of New York, as trustee.

The preceding is a summary of the terms of the Underwriting Agreement and the Notes, and is qualified in its entirety by reference to the Form of Underwriting Agreement filed on August 16, 2006 as Exhibit 1(a) to the Registration Statement and the Notes included in Exhibit 4(b)(6) hereto, each of which is incorporated herein by reference as though it were fully set forth herein.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibit is incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-136666) as an exhibit to such Registration Statement:

4(b)(6)	5.55% Subordinated Global Notes due January 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEAR STEARNS COMPANIES INC.

By:	/s/ Jeffrey M. Farber
Jeffrey M. Farber
Controller (Principal Accounting Officer)

Dated: November 22, 2006

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description
4(b)(6)	5.55% Subordinated Global Notes due January 22, 2017.